                                                                    Exhibit 16.1


                                [MOORE STEPHENS
                           LOVELACE, P.A. LETTERHEAD]


August 3, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir / Madam:


We were previously principal accountants for parts.com, Inc. and on February 25, 2000, we reported on the consolidated financial statements of parts.com, Inc. as of and for the year ended December 31, 1999 and for the period January 27, 1998 (date of inception) through December 31, 1998. We have read parts.com, Inc.'s statements included under Item 4 of its Form 8-K/A, dated August 3, 2000, and are in agreement with the statements concerning our Firm on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,

/s/ MOORE STEPHENS LOVELACE, P.A.
---------------------------------
MOORE STEPHENS LOVELACE, P.A.


vjt
cc: Mr. Shawn Lucas, Chairman of the Board,
       President and Co-Chief Executive Officer -- parts.com, Inc.